                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A
                               (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                            (AMENDMENT NO.      )
                                           -----

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [ ] Preliminary Proxy Statement

         [ ] Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))

         [X] Definitive Proxy Statement

         [ ] Definitive Additional Materials

         [ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                              STEREOTAXIS, INC.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies.

         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
                                                         -----------------------

     (5) Total fee paid:
                        --------------------------------------------------------

[ ] Fee paid previously with preliminary materials:
                                                   -----------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
                                                      --------------------------

     (3) Filing Party:
                      ----------------------------------------------------------

     (4) Date Filed:
                    ------------------------------------------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.


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                             [Stereotaxis Logo]

                                               STEREOTAXIS, INC.
                                               4320 Forest Park Avenue
                                               Suite 100
                                               St. Louis, Missouri 63108
                                               (314) 678-6100

                              April 24, 2006

Dear Stockholder:

       You are cordially invited to attend the Company's Annual Meeting of Stockholders on May 25, 2006. We will hold the meeting at 9:00 a.m. at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108. In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to the Company's activities and operating performance is contained in our 2005 Annual Report to Stockholders and Form 10-K, which are also enclosed.

       At the meeting you will be asked to elect four directors, to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the Company's current fiscal year, and to transact such other business as may properly come before the meeting.

       Whether or not you plan to attend the Annual Meeting of Stockholders, we encourage you to vote your shares. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All stockholders must also present a form of personal identification in order to be admitted to the meeting. You may vote by mail, Internet, telephone, or in person at the meeting.

       On behalf of the entire board, we look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Fred A. Middleton

                                          Fred A. Middleton
                                          Chairman of the Board of Directors

                             [Stereotaxis Logo]

                                                    STEREOTAXIS, INC.
                                                    4320 Forest Park Avenue
                                                    Suite 100
                                                    St. Louis, Missouri 63108
                                                    (314) 678-6100

             ------------------------------------------------
                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               MAY 25, 2006
             ------------------------------------------------

       The Annual Meeting of Stockholders of Stereotaxis, Inc. will be held at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri, on Thursday, May 25, 2006, at 9:00 a.m., Central Daylight Time, for the following purposes:

   1.  To elect four directors to serve until our 2009 Annual Meeting;

   2. To ratify the appointment of Ernst & Young LLP as principal independent registered public accounting firm for fiscal year 2006; and

   3. To transact such other business as may properly come before the meeting.

       We first began delivering to all stockholders of record this proxy statement and the accompanying form of proxy on April 24, 2006. We sent our Annual Report for the fiscal year ended December 31, 2005, including Form 10-K, but excluding exhibits, to stockholders at the same time.

                                          By Order of the Board of Directors,
                                          STEREOTAXIS, INC.

                                          /s/ James L. Nouss, Jr.

                                          James L. Nouss, Jr.
                                          Secretary

St. Louis, Missouri
April 24, 2006

                             IMPORTANT NOTICE
                      PLEASE VOTE YOUR SHARES PROMPTLY


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              ------------------------------------------------

                              TABLE OF CONTENTS

              ------------------------------------------------

                                                                       Page
                                                                       ----

I.       Questions and Answers About the Annual Meeting.................  1

II.      Proposal I: Election of Directors..............................  3

III.     Directors and Executive Officers...............................  4

IV.      Security Ownership of Certain Beneficial Owners and
           Management................................................... 10

V.       Committee Reports.............................................. 15

VI.      Compensation of Directors and Officers......................... 17

VII.     Proposal II: Ratification of Independent Registered Public
           Accountants.................................................. 19

VIII.    Principal Accounting Fees and Services......................... 20

IX.      Stock Price Performance Graph.................................. 21

X.       Certain Relationships and Related Party Transactions........... 22

XI.      Section 16(a) Beneficial Ownership Reporting Compliance........ 23

XII.     General Information............................................ 23



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             I. QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q. WHY AM I RECEIVING THESE MATERIALS?

The Board of Directors of Stereotaxis, Inc. (the "Company") is soliciting proxies from the Company's stockholders in connection with its 2006 Annual Meeting of Stockholders to be held on Thursday, May 25, 2006, and any and all adjournments thereof. These materials were first sent to our stockholders on or about April 24, 2006. You are encouraged to vote on the proposals presented in these proxy materials. You are invited to attend the annual meeting, but you do not have to attend to vote.

Q. WHEN AND WHERE IS THE ANNUAL MEETING?

We will hold the annual meeting of stockholders on Thursday, May 25, 2006, at 9:00 a.m., Central Daylight Time, at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

Q. WHO IS ENTITLED TO VOTE AT THE MEETING?

You are entitled to vote (in person or by proxy) if you were a stockholder of record of shares of our common stock at the close of business on March 28, 2006, the record date for the meeting. On March 28, 2006, there were 33,768,508 shares of our common stock outstanding and entitled to vote and no shares of our preferred stock outstanding.

Q. WHAT AM I BEING ASKED TO VOTE ON AT THE MEETING?

We are asking our stockholders to elect four Class II directors to serve until our 2009 Annual Meeting of Stockholders and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2006 fiscal year.

Q. HOW DO I VOTE?

Whether or not you expect to be present in person at the annual meeting, you are requested to vote your shares. Most stockholders will be able to choose whether they wish to vote using the Internet, by telephone or mail. The availability of Internet voting or telephone voting for stockholders whose shares are held in street name by a bank or a broker may depend on the voting processes of that organization. If you vote using the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Internet and telephone voting facilities will be available 24 hours a day and will close at 5:00 p.m., Central time, on May 24, 2006. If you vote using the Internet or by telephone, you do not need to return your proxy card.

       Internet - The website for Internet voting is www.proxyvotenow.com/stxs. Please have your proxy card available and follow the simple instructions on the screen.

       Telephone - The toll-free telephone number for telephone voting is 866-353-7811. Please have your proxy card available and follow the simple recorded instructions.

       Mail - Please complete, sign, date, and return the enclosed form of proxy. The shares represented thereby will be voted in accordance with your instructions.

       In-person - You may vote by ballot.

If you do not attend the meeting, your shares of common stock may be voted only when represented by a properly executed proxy. If you hold your shares in street name through a bank or broker, your bank or broker will send you a separate package describing the procedures and options for voting your shares.

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Q. WHAT IF I WANT TO CHANGE MY VOTE?

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

       --timely delivery of a properly executed, later-dated proxy;

       --submission of a later vote by Internet or telephone any time prior to 5:00 p.m., Central time, on May 24, 2006;

       --delivery of a written revocation of your proxy to our Secretary; or

       --voting by ballot at the meeting.

If your shares are held in the name of a bank or brokerage firm, you may change your vote by submitting new voting instructions to your bank or broker. If your bank or broker permits you to vote by Internet or telephone, you may also be permitted to change your vote by Internet or telephone, depending on the processes of that organization.

Q. WHAT VOTE OF THE STOCKHOLDERS IS NEEDED?

No business can be conducted at the annual meeting unless a majority of the outstanding shares of common stock entitled to vote is present in person or represented by proxy at the meeting. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. A plurality of the shares entitled to vote and present in person or by proxy at the meeting must be voted "FOR" a director nominee. A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2006 fiscal year and "FOR" such other business as may properly come before the meeting.

Q. WHAT DO I DO IF MY SHARES OF COMMON STOCK ARE HELD IN "STREET NAME" AT A BANK OR BROKERAGE FIRM?

If your shares are held in street name by a bank or brokerage firm as your nominee, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

Q. WHAT HAPPENS IF I RETURN MY SIGNED PROXY CARD BUT FORGET TO INDICATE HOW I WANT MY SHARES OF COMMON STOCK VOTED?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote "FOR" all of the nominees for directors and "FOR" the ratification of our independent registered public accounting firm, and in the discretion of the proxy holders for such other business as may properly come before the meeting.

Q. WHAT HAPPENS IF I DO NOT INSTRUCT MY BROKER HOW TO VOTE OR IF I MARK "ABSTAIN" ON THE PROXY?

If you mark your proxy "abstain," your vote will have the same effect as a vote against the proposal or the election of the applicable director. If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the election of directors and ratification of the independent registered public accounting firm. Broker non-votes with respect to a matter will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter.

Q. CAN I CHANGE MY VOTING INSTRUCTIONS BEFORE THE MEETING?

Yes. You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy, by a written revocation of your proxy sent to the Secretary of Stereotaxis, Inc., or by voting at the

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meeting. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Q. WHAT DO I NEED TO DO IF I PLAN TO ATTEND THE MEETING IN PERSON?

If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All stockholders must also present a form of personal identification in order to be admitted to the meeting.

                   II. PROPOSAL I: ELECTION OF DIRECTORS

       Under the Company's restated certificate of incorporation, the number of directors shall be fixed by the board of directors in the manner provided in the Company's bylaws. Under the Company's restated bylaws, subject to the rights of the holders of any series of preferred stock, the number of directors of the Company may be fixed or changed from time to time by resolution of a majority of the board of directors; provided the number shall be no less than three (3) and no more than fifteen (15), or, if the number is not fixed, the number shall be ten (10). Currently, we have authorized a thirteen (13) member board of directors. Under the Company's restated bylaws, the directors are divided into three (3) classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible. The term of office of each director shall be until the third annual meeting following his or her election and until the election and qualification of his or her successor, provided however that the directors first serving as Class II directors shall serve for a term expiring at this Annual Meeting of Stockholders, and the directors first serving as Class III directors shall serve for a term expiring at the annual meeting of stockholders next following December 31, 2006.

       The nominating and corporate governance committee of the board of directors has nominated the Class II Directors, Christopher Alafi, Ph.D., Ralph G. Dacey, Jr., M.D., Abhijeet J. Lele and Robert J. Messey, to serve as directors until the 2009 Annual Meeting of Stockholders. Certain information with respect to the nominees for election and the other directors whose terms of office as directors will continue after the Annual Meeting of Stockholders is set forth under the heading "Directors and Officers" below. Proxies cannot be voted for a greater number of persons than the number of nominees named in each Class.

       The board of directors does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our board may recommend.

                       ----------------------------

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
              THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS

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                   III. DIRECTORS AND EXECUTIVE OFFICERS

       Set forth below is the name, age, position and a brief account of the business experience of each of the executive officers, directors, and nominees. There are no family relationships between any of our directors and executive officers.

NAME                              AGE         POSITION(S)
----                              ---         -----------
Bevil J. Hogg                     57          President and Chief Executive Officer, Director
Michael P. Kaminski               46          Chief Operating Officer
James M. Stolze                   62          Vice President and Chief Financial Officer
Douglas M. Bruce                  48          Senior Vice President, Research & Development
Melissa C. Walker                 49          Senior Vice President, Regulatory, Quality, and Compliance
Ruchir Sehra, M.D.                37          Vice President, Clinical Affairs and Chief Medical Officer
Fred A. Middleton                 56          Chairman of the Board of Directors
Abhi Acharya, Ph.D.               65          Director
Christopher Alafi, Ph.D.          42          Director
David W. Benfer                   59          Director
Ralph G. Dacey, Jr., M.D.         57          Director
Gregory R. Johnson, Ph.D.         62          Director
William M. Kelley                 70          Director
Abhijeet J. Lele                  40          Director
Robert J. Messey                  60          Director
William C. Mills III              50          Director

       Bevil J. Hogg has served as our President, Chief Executive Officer and a director since June 1997. From 1994 through 1996, Mr. Hogg served as President and Chief Executive Officer of Everest & Jennings International Ltd., a manufacturer of wheelchairs and other hospital, home care and nursing home products. Prior to Everest & Jennings, he was a founder or co-founder of three companies, including Trek Bicycle Corporation. Mr. Hogg received a Diplome Superior d'Etudes Francaises from the Sorbonne (University of Paris, France).

       Michael P. Kaminski has served as our Chief Operating Officer since he joined the Company in April 2002. Prior to joining the Company, Mr. Kaminski spent nearly 20 years with Hill-Rom Company (Hillenbrand Industries). In his last position with Hill-Rom, Mr. Kaminski served as Senior Vice President of North American Sales and Service. Prior to that, he served as General Manager of the Acute Care Hospital Division of Hill-Rom. Mr. Kaminski earned an M.B.A. from Xavier University and a B.S. in Marketing from Indiana University.

       James M. Stolze has served as our Vice President and Chief Financial Officer since he joined the Company in May 2004. Prior to joining the Company, Mr. Stolze spent eight years as Executive Vice President and Chief Financial Officer of MEMC Electronic Materials, Inc., from 1995 to 2003. Prior to MEMC, Mr. Stolze was an audit partner with KPMG LLP. Mr. Stolze currently sits on the board of directors and audit committee of ESCO Technologies, Inc., a public company listed on the New York Stock Exchange. Mr. Stolze earned an M.B.A. from the University of Michigan and a B.S. in Mechanical Engineering from the University of Notre Dame and is a certified public accountant.

       Douglas M. Bruce has served as our Senior Vice President, Research & Development since he joined the Company in May 2001. Prior to joining the Company, Mr. Bruce was Vice President, Product Development and Marketing, for Intuitive Surgical, Inc., a developer and manufacturer of computer-enhanced minimally invasive surgery systems, from 1997 to 2001. Prior to Intuitive Surgical, Mr. Bruce was a Vice President of Engineering at Acuson Corp, a manufacturer of diagnostic ultrasound systems, and has held positions in mechanical, process and manufacturing engineering at Tandon Corp, ISS Sperry Univac and IBM. Mr. Bruce received a M.S. in Mechanical

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Engineering from the University of Santa Clara and a B.S. in Mechanical
Engineering from the University of California at Berkeley.

       Melissa Walker has served as our Senior Vice President, Regulatory, Quality, and Compliance since March 2006. From 2005 to March 2006 she served as our Vice President, Regulatory Affairs and Quality Systems, and, since joining the Company in 2001 to 2005 she served as our Vice President Regulatory, Quality, and Clinical Affairs. Prior to joining the Company, Ms. Walker led the global regulatory team at Bausch & Lomb Surgical, Inc., a subsidiary of Bausch & Lomb, Inc. and a leading manufacturer of surgical instruments for the eye, from 1997 to 2000. Prior to Bausch & Lomb Surgical, Inc., Ms. Walker was Director of Regulatory Affairs at Ethicon Endo-Surgery, Inc., a Johnson & Johnson Company and a recognized leader in the manufacture of surgical instruments used for minimally invasive surgery, from 1992 to 1997. Ms. Walker served on the board of directors for the Regulatory Affairs Professionals Society from 1997 to 2002 and was formerly the Board Chairman. Ms. Walker received a M.S. degree in Zoology and a B.S. in Biology from East Texas State University.

       Ruchir Sehra, M.D., has served as our Vice President and Chief Medical Officer since joining the Company in 2005. Prior to joining the Company, Dr. Sehra spent nearly two years as Vice President of Clinical Affairs and Medical Director for CryoCor, Inc. a privately held cardiac medical device manufacturer. Prior to his employment at CryoCor, Dr. Sehra served from 1999 to 2004 as Associate Professor of Pediatrics and Medicine at Loma Linda University where he practiced full time electrophysiology and was Director of Business Operations for an 85 physician practice. Dr. Sehra received his B.A. from Wabash College and his M.D. from Indiana University School of Medicine. He also received an MBA from the University of California, Irvine. He is fellow of the American College of Cardiology.

       Fred A. Middleton has served as the Chairman of our board of directors since June 1990. Mr. Middleton has been a General Partner and Managing Director of Sanderling Ventures since 1987. Prior to that time, from 1984 to 1986 Mr. Middleton was Managing General Partner of Morgan Stanley Ventures. He joined Genentech, Inc. in 1978 and was a part of the start-up management team from 1978 to 1984 serving in the roles of Vice Presidencies of Finance, Administration, and Corporate Development, and Chief Financial Officer. Mr. Middleton also served as President of Genentech Development Corporation. Prior to that time, he served as a consultant with McKinsey & Company and as a Vice President of Chase Manhattan Bank. Mr. Middleton also serves as a Director of Favrille, Inc. a public biotechnology company, and several private companies in the biomedical field. He holds an M.B.A., with Distinction, from Harvard University and a B.S. degree in Chemistry from the Massachusetts Institute of Technology.

       Abhi Acharya, Ph.D. has served as a director since February 2005. Dr. Acharya is currently self-employed as a consultant in the medical device industry. From 1994 to 1997, he was the Vice President Regulatory Affairs, Quality Assurance and Clinical Research at Target Therapeutics and from 1993 to 1994, he was a Senior Technical Advisor at Biometric Research Institute. From 1977 to 1993, Dr. Acharya held various positions at the U.S. Food and Drug Administration including Director of the Division of Cardiovascular, Respiratory and Neurological Devices. He currently serves as a director at Neomend, Inc, InfraReDx, Inc. and Regen Biologics after having previously served as a director of Somnus. Dr. Acharya holds a B. Tech degree in Metallurgical Engineering from the Indian Institute of Technology (Kharagpur, India) and an M.S. and Ph.D. in Biomaterials Engineering from Northwestern University.

       Christopher Alafi, Ph.D., has served as a director since August 2000. Dr. Alafi has been a General Partner of Alafi Capital Company, LLC, a venture capital firm, since 1995. He was previously a Physiology and Anatomy teacher at Santa Monica College, a visiting scholar at Stanford University (Chemistry Department) and a researcher at DNAX. Dr. Alafi received a B.A. in Biology from Pomona College and a D.Phil. in Biochemistry from the University of Oxford.

       David W. Benfer has served as a director since February 2005. Since 1999, Mr. Benfer has served as President and Chief Executive Officer of Saint Raphael Healthcare System and the Hospital of Saint Raphael, New Haven, Connecticut. Previously, he was the President and Chief Executive Officer of the Provena-Saint Joseph/Morris Health Network in Joliet, Illinois from 1992 to 1999. Mr. Benfer served as Senior Vice President for Hospital and Urban Affairs for the Henry Ford Health System in Detroit and Chief Executive Officer of the Henry Ford Hospital from 1985 to 1992. He served as the Chairman of the Americal College of Healthcare Executives
(ACHE) from 1998

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to 1999 and on their Board of Governors from 1992 to 2000. Mr. Benfer was named a Fellow of ACHE in 1981 and serves on the Board of the Catholic Health Association. He earned his B.S.B.A. from Wittenburg University and his M.B.A. from Xavier University.

       Ralph G. Dacey, Jr., M.D., has served as a director since March 2003. Dr. Dacey has been Professor and Chairman of the Department of Neurosurgery at Washington University School of Medicine in St. Louis since 1989. Prior to joining Washington University, he was an Assistant Professor of Neurological Surgery at the University of Washington and Professor and Chief of the Division of Neurosurgery at the University of North Carolina at Chapel Hill. Dr. Dacey received his B.A. from Harvard University and his M.D. from the University of Virginia School of Medicine. He has served as the Secretary and then Chairman of the American Board of Neurological Surgeons and as Chairman of the Editorial Board of the Journal of Neurosurgery. Dr. Dacey is also the Chairman of our Scientific Advisory Board and served as Principal Investigator of our first Human Clinical Trial (frontal lobe biopsy).

       Gregory R. Johnson, Ph.D., has served as a director since October 1994. Currently, Dr. Johnson is a Managing Director of Prolog Ventures, LLC, a life sciences focused venture capital management firm based in St. Louis. Dr. Johnson organized Prolog in 2000 following 13 years as a General Partner with Gateway Associates. Prior to joining Gateway, Dr. Johnson served as Vice President of Monsanto Venture Capital Company. Dr. Johnson is currently a director of Everest Biomedical Instruments Company and Singulex, Inc. Dr. Johnson received a Ph.D. and M.A. in Physics from the University of Rochester and a B.S. in Physics from the Massachusetts Institute of Technology.

       William M. Kelley has served as a director since January 2003. Mr. Kelley is the current Chairman of Hill-Rom Company, a position he has held since 1995. While at Hill-Rom, Mr. Kelley also served as President and CEO from 1992 to 1995, Sr. Vice President, Sales and Operations from 1989 to 1992 and Sr. Vice President, Sales and Marketing from 1980 to 1989. He currently serves on the Board of National Committee for Quality Health Care and is a member of HRDI (Healthcare, Research & Development Institute) and Health Insights. He has been honored numerous times for his contributions to the healthcare industry including as an Honorary Fellow of the American College of Health Care Executives. He was educated at Hanover College and George Washington University.

       Abhijeet J. Lele has served as a director since April 2004. Mr. Lele is a Managing Member of EGS Healthcare Capital Partners, a venture capital firm based in Rowayton, Connecticut, focusing on investments in medical device, biopharmaceutical and specialty pharmaceutical companies. He joined EGS in 1998, after spending four years in the health care practice of McKinsey & Company. Before McKinsey, Mr. Lele held operating positions with Lederle Laboratories, Progenics Pharmaceuticals and Clontech Laboratories. He is currently a director of EP MedSystems, CryoCath Technologies, OptiScan Biomedical and Ekos Corporation. Mr. Lele received his M.A. in molecular biology from Cambridge University and his M.B.A. with distinction from Cornell University.

       William C. Mills III has served as a director since June 2000. In August 2004, Mr. Mills became a managing member of a new management company being formed by EGS Healthcare Capital Partners to manage EGS Private Healthcare Partnership III. Before joining EGS, Mr. Mills was a Partner in the Boston office of Advent International, a venture capital firm, for five years. At Advent, he was co-responsible for healthcare venture capital investments and focused on investments in the medical technology and biopharmaceutical sectors. He has over 25 years of venture capital experience. Before joining Advent, Mr. Mills spent over 11 years with the Venture Capital Fund of New England where he was a General Partner. Prior to that, he spent seven years at PaineWebber Ventures/Ampersand Ventures as Managing General Partner. He is a member of the Board of Managers of Ascension Health Ventures. Mr. Mills received his A.B. in Chemistry, cum laude, from Princeton University, his S.M. in Chemistry from the Massachusetts Institute of Technology and his M.S. in Management from MIT's Sloan School of Management.

       Robert J. Messey has served as a director since May 2005. Mr. Messey has served as the Senior Vice President and Chief Financial Officer of Arch Coal, Inc. since December 2000. Prior to joining Arch Coal, he served as the Vice President of Financial Services of Jacobs Engineering Group, Inc. from 1999 to 2000 and as Senior Vice President and Chief Financial Officer of Sverdrup Corporation from 1992-1999. Mr. Messey was an audit partner at Ernst & Young from 1981 to 1992. He currently serves as a director and chairman of the audit committee of Baldor Electric Company. Mr. Messey earned his B.S.B.A. from Washington University.

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CORPORATE GOVERNANCE

       Our board of directors has determined that each of our directors other than Mr. Hogg, and each member of the audit committee, compensation committee, and nominating and corporate governance committee is independent under the rules of the Nasdaq National Market. As a result, our board currently has a majority of independent directors consistent with the rules of the Nasdaq National Market. Our independent directors have regularly scheduled meetings at which only the independent directors are present.

       Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee and adopted charters for each of these committees. We believe that the composition of each of these committees meets the criteria for independence under, and the functioning of these committees complies with, the applicable requirements of, the current rules and regulations of the Nasdaq National Market and Securities and Exchange Commission ("SEC").

BOARD MEETINGS AND COMMITTEES

       During fiscal year 2005, the board of directors met six times. During fiscal year 2005, all incumbent directors attended 75% or more of the aggregate meetings of the board and of the board committees on which they served during the period they held office. Directors are encouraged, but not required, to attend our annual meetings of stockholders.

       AUDIT COMMITTEE

       Our audit committee currently consists of Messrs. Mills, Messey and Benfer, all of whom qualify as "independent directors" and as audit committee members under the Nasdaq National Market rules, and Mr. Mills serves as the chair of the audit committee. Mr. Messey qualifies as an audit committee financial expert under SEC rules and regulations. Our board of directors has determined that each of our current audit committee members is financially sophisticated as set forth in Rule 4350(d)(2)(A) of the Nasdaq National Market.

       The audit committee assists our board of directors in its oversight of:

       * the integrity of our financial statements;

       * our accounting and financial reporting process, including our internal controls;

       * our compliance with legal and regulatory requirements;

       * the independent registered public accountants' qualifications and independence; and

       * the performance of our independent registered public accountants.

       The audit committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accountants. In addition, the audit committee must approve in advance:

       * any related-party transaction that creates a conflict of interest situation;

       * all audit services; and

       * all non-audit services, except for de minimis non-audit services, provided the audit committee has approved such de minimis services prior to the completion of the audit.

       During fiscal year 2005, the audit committee met seven times. Our written audit committee charter was previously attached as Exhibit A to our Proxy Statement filed with the SEC on April 14, 2005.

       COMPENSATION COMMITTEE

       Our compensation committee currently consists of Messrs. Middleton, Johnson and Kelley, each of whom qualify as "independent directors" under the Nasdaq National Market rules and as "outside directors" under the Internal Revenue Code of 1986. Mr. Middleton serves as the chair of the compensation committee.

       The compensation committee assists management and our board of directors in:

       * defining an executive compensation policy;

       * determining the total compensation package for our chief executive officer and other executive officers; and

       * administering each of our equity-based compensation plans and profit sharing plans, including our 1994 Stock Option Plan, our 2002 Stock Incentive Plan, our 2002 Non-Employee Directors' Stock Plan and our 2004 Employee Stock Purchase Plan.

       During fiscal year 2005, the compensation committee met five times. Our written compensation committee charter was previously attached as Exhibit B to our Proxy Statement filed with the SEC on April 14, 2005.

       NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

       Our nominating and corporate governance committee currently consists of Messrs. Mills, Acharya and Lele, each of whom qualify as "independent directors" under the Nasdaq National Market rules. Mr. Mills serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in:

       * identifying and evaluating individuals qualified to become board members;

       * reviewing director nominees received from stockholders;

       * selecting director nominees for submission to the stockholders at our annual meeting; and

       * selecting director candidates to fill any vacancies on the board of directors.

       The nominating and corporate governance committee is also responsible for developing and recommending to the board of directors a set of corporate governance guidelines and principles applicable to us.

       During fiscal year 2005, the nominating and corporate governance committee met four times. Our written nominating and corporate governance committee charter was attached as Exhibit C to our Proxy Statement filed with the SEC on April 14, 2005.

DIRECTOR NOMINATIONS

       Our restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our restated bylaws specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

       Any stockholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

       * Stockholder's name, number of shares owned, length of period held, and proof of ownership;

       * Name, age, business and residential address of candidate;

       * A detailed resume describing among other things the candidate's educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations);

       * A supporting statement which describes the candidate's reasons for seeking election to the board, and documents his/her ability to satisfy the director qualifications described herein;

       * Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of director;

       * The class and number of shares of our capital stock that are beneficially owned by the candidate;

       * A description of any arrangements or understandings between the stockholder and the candidate; and

       * A signed statement from the candidate, confirming his/her willingness to serve on the board.

       Our Corporate Secretary will promptly forward such materials to the chair of our nominating and corporate governance committee and our Chairman of the Board. Our Corporate Secretary will also maintain copies of such materials for future reference by the committee when filling board positions. Stockholders may submit potential director candidates at any time pursuant to these procedures. The committee will consider such candidates if a vacancy arises and at such other appropriate times. Notwithstanding the foregoing, the committee is not obligated to review any candidate for which the required information is not provided by the time set forth in our restated bylaws for the nomination of director candidates by a stockholder that is not approved by the committee or the board. See also "General Information - Stockholder Proposals."

STOCKHOLDER COMMUNICATIONS POLICY

       Any security holder wishing to send communications to our board should send the written communication and the following information to our Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

       * Security holder's name, number of shares owned, length of period held, and proof of ownership;

       * Name, age, business and residential address of security holder;
         and

       * Any individual director or committee to which the security holder would like to have the written statement and other information sent.

       The Corporate Secretary will forward the information to the Chairman of the Board, if addressed to the full board, or to the specific director to which the communication is addressed.

CODE OF ETHICS AND BUSINESS CONDUCT

       Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees effective August 1, 2004. Stockholders may request a free copy of our Code of Ethics and Business Conduct from our Chief Financial Officer as follows:

                                        Stereotaxis, Inc.
                                        Attention: James M. Stolze
                                        4320 Forest Park Avenue, Suite 100
                                        St. Louis, MO 63108
                                        314-678-6100

       To the extent required by law or the rules of the Nasdaq National Market, any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics will be promptly disclosed publicly. To the extent permitted by such requirements, we intend to make such public disclosure by posting the relevant material on our website (www.stereotaxis.com) in accordance with SEC rules.

    IV. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 31, 2006 by:

       * each person known by us to own beneficially more than 5% of our outstanding common stock;

       * each of our directors or nominees;

       * each of our named executive officers; and

       * all of our directors, nominees and executive officers as a group.

       There were 33,800,107 shares of common stock outstanding as of March 31, 2006. The table below includes the number of shares underlying options and warrants that are currently exercisable or exercisable within 60 days of March 31, 2006. Shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days of March 31, 2006 are considered outstanding and beneficially owned by the person holding the options or warrants for the purposes of computing beneficial ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

                                                                                                   PERCENTAGE OF SHARES OF
                    NAME AND ADDRESS OF                           NUMBER OF SHARES OF COMMON            COMMON STOCK
             BENEFICIAL OWNER OF COMMON STOCK                      STOCK BENEFICIALLY OWNED          BENEFICIALLY OWNED
             --------------------------------                     --------------------------       -----------------------
FIVE PERCENT STOCKHOLDERS
Fidelity Management & Research Company(1)                                  3,600,592                        10.66%
  82 Devonshire Street
  Boston, Massachusetts 02109

Entities affiliated with Sanderling Ventures(2)                            3,392,868                         9.94%
  400 S. El Camino Real, Suite 1200
  San Mateo, CA 94402

Alafi Capital Company LLC(3)                                               2,537,169                         7.44%
  9 Commodore Drive, Suite 405
  Emeryville, CA 94608

Entities affiliated with EGS Healthcare(4)                                 2,096,880                         6.17%
  105 Rowayton Avenue, 2nd Floor
  Rowayton, CT 06853

Times Square Capital Management, LLC(5)                                    1,723,200                         5.10%
  Four Times Square, 25th Floor
  New York, NY 10036

DIRECTORS AND NAMED EXECUTIVE OFFICERS
Fred A. Middleton(6)                                                       3,569,443                        10.45%
Abhi Acharya(7)                                                               20,484                            *
Christopher Alafi(8)                                                       2,724,805                         7.99%
David W. Benfer(9)                                                            12,375                            *
Abhijeet Lele(10)                                                          2,105,213                         6.19%
Gregory R. Johnson(11)                                                       419,491                         1.24%
Ralph G. Dacey, Jr.(12)                                                       62,498                            *
William M. Kelley(13)                                                         54,527                            *
Robert J. Messey                                                                 700                            *
William C. Mills III(14)                                                      44,564                            *
Bevil J. Hogg(15)                                                            723,717                         2.12%
Douglas M. Bruce(16)                                                         179,664                            *
Michael P. Kaminski(17)                                                      227,610                            *
Ruchir Sehra                                                                  31,907                            *
James M. Stolze(18)                                                           93,956                            *
Melissa Walker(19)                                                            92,520                            *
                                                                          ----------                        -----
All directors, nominees and officers as a group (16 persons)              10,363,474                        29.12%

--------
 *   Indicates ownership of less than 1%

(1) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Small Cap Independence, amounted to 1,572,292 shares of our common stock. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 3,600,592 shares owned by the Funds. Neither FMR Corp. nor Edward
     C. Johnson 3d,

                                    11



     Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. All information regarding ownership by Fidelity is based solely on a Schedule 13G filed by Fidelity on February 10, 2006.

(2) Includes (a) 781,351 shares held by Sanderling Venture Partners II, L.P., (b) 301,745 shares held by Sanderling Management Limited, Custodian FBO The Investors of Sanderling Ventures Limited, (c) 532,758 shares held by and 9,480 shares issuable under warrants held by Sanderling IV Biomedical Co-Investment Fund, L.P., (d) 224,515 shares held by Sanderling Venture Partners IV Co-Investment Fund, L.P., (e) 617,411 shares held by and 84,996 shares issuable under warrants held by Sanderling Venture Partners V Co-Investment Fund, L.P., (f) 89,834 shares held by and 24,702 shares issuable under warrants held by Sanderling V Beteiligungs GmbH & Co. KG., (g) 100,970 shares held by and 22,602 shares issuable under warrants held by Sanderling V Limited Partnership, (h) 374,313 shares held by and 37,705 shares issuable under warrants held by Sanderling V Biomedical Co-Investment Fund, L.P., (i) 25,487 shares held by and 3,138 shares issuable under warrants held by Sanderling Ventures Management V, (j) 480 shares issuable under warrants held by Sanderling II Limited Partnership, (k) 8,172 shares held by Sanderling Management LLC 401K Pension and Profit Sharing Plan, and (l) 153,209 shares issuable under warrants held by Sanderling Venture Partners VI Co-Investment Fund, L.P. Middleton-McNeil Associates, L.P. is the general partner of Sanderling Venture Partners II, L.P. and has voting and dispositive authority over the shares owned by Sanderling Venture Partners II, L.P. Middleton-McNeil Associates, L.P. is managed by its general partners, Fred A. Middleton, one of our directors, and Robert G. McNeil.

     Middleton-McNeil Associates, L.P. is the general partner of Sanderling Venture Partners II, L.P. and has voting and dispositive authority over the shares owned by Sanderling Venture Partners II, L.P. Middleton-McNeil Associates, L.P. is managed by its general partners, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

     Middleton-McNeil, L.P. is the general partner of Sanderling II
     Limited Partnership and has voting and dispositive authority over the shares owned by such entities. Middleton-McNeil, L.P. is managed by its general partners, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

     Middleton-McNeil Associates IV, LLC is the general partner of Sanderling IV Biomedical Co-Investment Fund, L.P. and has voting and dispositive authority over the shares owned by Sanderling IV Biomedical Co-Investment Fund, L.P. Middleton-McNeil Associates IV, LLC is managed by its members, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

     Middleton-McNeil Associates IV, L.P. is the general partner of Sanderling Venture Partners IV Co-Investment Fund, L.P. and has voting and dispositive power over the shares owned by Sanderling Venture Partners
     IV Co-Investment Fund, L.P. Middleton-McNeil Associates IV, L.P. is managed by its general partners, Fred A. Middleton and Robert G.
     McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

     Middleton, McNeil & Mills Associates V, LLC is the Investment
     General Partner of Sanderling V Limited Partnership and Sanderling V Beteiligungs GmbH & Co. KG and the General Partner of Sanderling V Biomedical Co-Investment Fund, L.P. and Sanderling Venture Partners V Co-Investment Fund, L.P. and has voting and dispositive authority over the shares owned by such entities. Middleton, McNeil & Mills Associates V, LLC is managed by its managing directors, Fred A. Middleton, Robert
     G. McNeil, Timothy C.

                                    12


     Mills, Timothy J. Wollaeger and Paul Grayson. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

     Sanderling Ventures Management V is managed by Fred A. Middleton and Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger, the individuals who have invested under the d/b/a Sanderling Ventures Management V, which individuals have voting and dispositive power over the shares owned by Sanderling Ventures Management V. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

     Middelton, McNeil, Mills & Associates, VI, LLC is the Investment General Partner of Sanderling Venture Partners VI Co-Investment Fund, L.P. and has voting and dispositive power over the shares owned by such entity. Sanderling Venture Partners VI Co-Investment Fund, L.P. is managed by its managing directors, Fred A. Middleton and Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

(3) Includes 2,242,449 shares held by and 294,720 shares issuable under warrants held by Alafi Capital Company LLC ("Alafi Capital"). Christopher Alafi, one of our directors, and Moshe Alafi are the managing partners of Alafi Capital and have full voting and investment power with respect to the shares owned by Alafi Capital.

(4) Includes (a)583,941 shares held by and 42,001 shares issuable under warrants held by EGS Private Healthcare Partnership, L.P., (b) 83,419 shares held by and 6,000 shares issuable under warrants held by EGS Private Healthcare Counterpart, L.P., (c) 916,586 shares held by and 130,212 shares issuable under warrants held by EGS Private Healthcare Partnership II L.P., (d) 144,554 held by and 20,535 shares issuable under warrants held by EGS Private Healthcare Investors II, L.P., (e) 137,924 shares held by and 19,593 shares issuable under warrants held by EGS Private Healthcare Canadian Partners, L.P., and (f) 10,609 shares held by and 1,506 shares issuable under warrants held by EGS Private Healthcare President's Fund, L.P. (collectively, "EGS").

     EGS Private Healthcare Investors, L.L.C. is the general partner of EGS Private Healthcare Partnership II L.P., EGS Private Healthcare Investors II, L.P., EGS Private Healthcare Canadian Partners, L.P. and EGS Private Healthcare President's Fund, L.P. and has voting and dispositive power over the shares owned by such entities. EGS Private Healthcare Investors, L.L.C. is managed by a board of managers comprised of Abhijeet Lele and Terry Vance. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

     EGS Private Healthcare Associates, LLC is the general partner of EGS Private Healthcare Partnership, L.P. and EGS Private Healthcare Counterpart, L.P. and has voting and dispositive power over the shares owned by such entities. EGS Private Healthcare Associates, LLC is managed by Fred Greenberg, its managing member. Mr. Lele has also been delegated authority to act on behalf of such entity. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

(5) Represents shares held by investment advisory clients of TimesSquare Capital Management, LLC ("TimesSquare"). In its role as investment adviser, TimesSquare has sole voting power for 1,444,200 shares and sole dispositive power for 1,723,200 shares. All information regarding ownership by TimesSquare is based solely on a Schedule 13G filed by TimesSquare on February 10, 2006.

(6) Includes 3,056,556 shares held by and 336,312 shares issuable under warrants held by Sanderling as described above. Mr. Middleton disclaims beneficial ownership of the shares and warrants held by Sanderling and Middleton-McNeil L.P. except to the extent of his proportionate ownership interest therein. Also includes options to purchase 25,000 shares of common stock.

                                    13



 (7) Includes options to purchase 9,375 shares.

 (8) Includes 2,242,449 shares held by and 294,720 shares issuable under warrants held by Alafi Capital as described above. Dr. Alafi is a general partner of Alafi Capital and disclaims beneficial ownership of the shares and warrants held by Alafi Capital except to the extent of his proportionate partnership interest therein. Also includes 19,201 shares issuable under warrants and options to purchase 12,500 shares of common stock held by Dr. Alafi.

 (9) Includes options to purchase 9,375 shares.

(10) Includes 1,877,033 shares held by and 219,847 shares issuable under warrants held by EGS as described above. Mr. Lele is a general partner of EGS and member of the board of managers of EGS Private Healthcare Investments, L.L.C. and EGS Private Healthcare Associates, L.L.C., which control the EGS entities, and disclaims beneficial ownership of such shares and warrants held by the EGS entities except to the extent of his proportionate ownership interest therein. Also includes options to purchase 8,333 shares of common stock.

(11) Includes 216,533 shares held by and 31,681 shares issuable under warrants held by Prolog Capital A, L.P. and 111,626 shares held by and 16,320 shares issuable under warrants held by Prolog Capital B, L.P. Dr. Johnson is a Principal of each of such entities and disclaims beneficial ownership of the shares and warrants held by such entities except to the extent of his proportionate partnership interest therein. Also includes options to purchase 12,500 shares of common stock.

(12) Includes options to purchase 12,500 shares.

(13) Includes 4,000 shares held by Advisors to Healthcare Suppliers (ATHS), formerly MedTech Partners. Mr. Kelley is a partner of ATHS and disclaims beneficial ownership of the shares held by ATHS except to the extent of his proportionate partnership interest therein. Also includes options to purchase 46,527 shares.

(14) Includes 88 shares held by Advent Partners HLS II Limited Partnership and 449 shares held by Advent Partners Limited Partnership. Prior to August 1, 2004, Mr. Mills was an officer of Advent International Corporation and a partner of various entities associated with Advent International ("Advent"). Mr. Mills resigned from Advent International effective July 31, 2004. Accordingly, Mr. Mills no longer has voting or dispositive power with respect to any of the securities held by Advent, and he disclaims beneficial ownership of such securities. Mr. Mills continues to hold an ownership interest in the Advent entities. Also includes options to purchase 34,027 shares of common stock. Advent has the right to require Mr. Mills to exercise certain of the options listed in the table and pay the net proceeds thereof to Advent. In August 2004, Mr. Mills became a managing member of a new management company being formed by EGS Healthcare Capital Partners III. Mr. Mills does not have voting or dispositive power over any of the securities of Stereotaxis owned by EGS.

(15) Includes options to purchase 337,817 shares.

(16) Includes options to purchase 64,452 shares. Also includes 100 shares owned by Mr. Bruce's minor daughter.

(17) Includes options to purchase 185,760 shares.

(18) Includes options to purchase 55,556 shares.

(19) Includes options to purchase 70,020 shares.

                           V. COMMITTEE REPORTS

A. REPORT OF THE AUDIT COMMITTEE

       Three non-employee directors comprise the audit committee. All are independent as defined in Rule 4200 (a)(15) of the Rules of the NASD. The Board of Directors has adopted a written charter for the audit committee which was attached as Exhibit A to the Company's Proxy statement filed on April 14, 2005.

       The audit committee assists the board of directors in its oversight of the Company's accounting and financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal control, while the independent registered public accountants are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

       In fulfilling its oversight responsibilities the Committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the year ended December 31, 2005 with management, including a discussion of the quality and the acceptability of the Company's financial reporting practices and the internal controls over financial reporting.

       The committee reviewed with the independent registered public accounting firm their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Committee discussed with the independent registered public accounting firm, the auditor's independence from management of the Company including the matters in the auditors' written disclosure and the letter required by Standard No. l of the Independence Standards Board received by the Company.

       The Company's independent registered public accountants did not provide any non-audit services to the Company during 2005.

       In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission. The committee has appointed Ernst & Young LLP as the Company's independent registered public accountants for fiscal 2006.

William C. Mills III, Chair
Robert J. Messey
David W. Benfer

B. REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

       The compensation committee, which is currently comprised of three non-employee directors, administers our executive compensation program. The committee works with management to develop general compensation plans and is responsible for determining the compensation of each executive officer. The compensation committee also has the authority to administer and to grant stock awards under our stock plans.

       Our executive compensation program is intended to align executive compensation with our business objectives and the executive's individual performance and to enable us to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to our long-term success. In analyzing executive compensation, the committee is guided by the following principles: (i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other public companies of a similar size which design, manufacture and market medical devices for officers in comparable positions so that we can attract and retain qualified executives, and (ii) individual compensation should include components which reflect both the financial performance of the Company and the performance of the individual.

       The compensation of our executive officers consists of a combination of base salary, bonus and equity-based compensation. The committee believes that executive compensation should be designed to motivate executives to increase stockholder value and further believes that executive officers can best increase stockholder value by focusing on our sales and operating results. Factors such as position, individual performance and contribution to past and future Company success are considered when establishing executive compensation levels. In addition, in 2005 the compensation committee retained the services of a nationally recognized compensation and benefits consultant to assist in developing overall compensation strategies, including equity incentive plans.

       Our executive officers total cash compensation is comprised of an annual base salary plus an annual incentive bonus. The annual incentive target for senior management represents up to 25% of total base cash compensation for all of the executive officers. Payment of the incentive bonus is based on performance of the Company against pre-established targets relating to financial performance, product development and other strategic measures. In addition, the executive officers are eligible for long-term incentive awards of stock options, stock appreciation rights and performance based restricted shares. Vesting of restricted share incentive awards to senior management is contingent on achievement of revenue and profitability goals established by the board of directors.

       COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

       Mr. Hogg's salary is comprised of a base salary plus an annual incentive bonus payable based on the achievement of corporate objectives set by the compensation committee and long-term incentive compensation in the form of stock appreciation rights and performance based restricted shares. To determine Mr. Hogg's 2005 compensation package, the compensation committee considered his performance, competitive compensation data from similar companies within the medical device industry as well as the other criteria indicated above. During 2005, the compensation committee increased Mr. Hogg's base salary to $365,000 and awarded a performance bonus of $45,625 based on the achievement of 2005 objectives. In addition the compensation committee granted him 92,500 stock appreciation rights and 47,500 performance based restricted shares.

       INTERNAL REVENUE CODE SECTION 162(m)

       Section 162(m) of the Internal Revenue Code limits the tax deduction allowable for executive compensation to $1.0 million per year for certain executive officers unless such compensation is performance based. As the cash compensation paid to our executive officers is below $1.0 million and the compensation committee believes that the options and performance based restricted shares granted would meet the requirements for performance based compensation, the Company believes that these limitations did not impact the Company in 2005.

Fred A. Middleton, Chair
Gregory R. Johnson, Ph.D.
William M. Kelley

       The report of the audit committee, the report of the compensation committee on executive compensation and the performance graph below will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Mr. Middleton served as a member of our compensation committee during our last fiscal year and as our president from December 1996 through June 1997. Otherwise, none of our compensation committee members and none of our executive officers have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.

                VI. COMPENSATION OF DIRECTORS AND OFFICERS

A. DIRECTOR COMPENSATION

       In March 2002, we adopted the 2002 Non-Employee Directors' Stock Option Plan to provide for the automatic grant of options to purchase shares of common stock to our non-employee directors. Under this Plan, at each annual stockholder meeting, all non-employee directors receive an annual option to purchase 7,500 shares of common stock, or 15,000 in the case of the chairman. Newly elected directors will receive an initial option to purchase 15,000 shares of common stock which will vest over a 2-year period with 50% vesting after the first year and the remainder vesting monthly thereafter. In addition, the Chairman and/or Designated Financial Expert of the audit committee will receive an annual grant of 5,000 shares and the chairman of the compensation committee and the chairman of the nominating/governance committee will each receive an annual grant of 2,500 shares. Such options are granted at a price equal to the fair market value of the stock on the date of grant and have a term of 10 years.

       In addition, non-employee directors receive cash compensation for their services as board members in addition to being reimbursed for their out-of-pocket expenses incurred in connection with attending board and committee meetings. Each non-employee director is entitled to an $18,000 annual retainer ($24,000 for the chairman) for board membership and an additional payment of $1,500 per in-person board meeting and $500 per telephonic board meeting. Each member of the audit committee, compensation committee and nominating/governance committee is entitled to a $2,500 annual retainer. The chairman/designated financial expert of the audit committee is entitled to a $7,500 annual retainer and the chairman of the compensation committee and the chairman of the nominating/governance committee are each entitled to a $5,000 annual retainer in lieu of the member retainer.

B. EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following table sets forth certain information concerning the compensation of our chief executive officer and each of our other four most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the year ended December 31, 2005. We refer to these persons as the "named executive officers" elsewhere herein.

                                           ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                        --------------------------   ----------------------------------
                                                                              AWARDS            PAYOUTS
                                                                     ------------------------   -------
                                                                     RESTRICTED   SECURITIES
                                                                       STOCK      UNDERLYING     LTIP     ALL OTHER
                                        FISCAL   SALARY     BONUS      AWARDS    OPTIONS/SARS   PAYOUTS  COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR     ($)      ($)(1)      ($)(2)        (#)          ($)       ($)(3)
---------------------------             ------  --------   -------   ----------  ------------   -------  ------------
Bevil J. Hogg                            2005   $362,917   $45,625    $370,500      92,500         0       $14,258
  President and                          2004    337,667    76,500       --         97,222         0        13,268
  Chief Executive Officer                2003    306,000    70,200       --         69,444         0        11,987

Michael P. Kaminski                      2005    287,186    36,041     175,500      47,500         0        10,829
  Chief Operating                        2004    272,517    61,875       --         69,444         0        10,220
  Officer                                2003    244,800    56,160       --         13,888         0         8,412

James M. Stolze(4)                       2005    282,562    35,406     175,500      37,500         0        11,165
  Vice President and                     2004    163,590    36,808       --        111,111         0         5,049
  Chief Financial Officer                2003         --        --       --             --         0            --

Douglas M. Bruce                         2005    268,860    37,087     136,500      22,500         0       $27,297(5)
  Senior Vice President,                 2004    258,329    56,733       --         20,832         0         9,778
  Research & Development                 2003    243,003    55,598       --          6,944         0         9,723(5)

Melissa C. Walker                        2005    204,143    35,639      97,500      17,500         0         7,707
  Senior Vice President, Regulatory,     2004    191,417    43,538       --             --         0         7,135
  Quality and Compliance                 2003    165,250    37,913       --         27,777         0         5,798

--------
(1) These amounts represent bonuses earned during the fiscal years ended December 31, 2005, 2004 and 2003, respectively. Annual bonuses earned during a fiscal year are generally paid in the first quarter of the subsequent fiscal year.

                                    17



(2) Restricted stock shown in this column are performance based restricted shares that will vest only if certain performance criteria, determined by the Compensation Committee of the Board of Directors, are achieved. If the performance criteria are not achieved by June 16, 2010, these shares will be forfeited by the recipient. The amounts represent the fair market value of $7.80 per share for the shares awarded at the time of the award as follows: Mr. Hogg - 47,500; Mr. Kaminski - 22,500; Mr. Stolze - 22,500; Mr. Bruce -17,500; and Ms. Walker - 12,500.

     At December 31, 2005 each of these individuals held unvested performance based restricted shares in aggregate amount as stated above, with an aggregate fair market value as follows: Mr. Hogg - $408,975; Mr. Kaminski -$193,725; Mr. Stolze - $193,725; Mr. Bruce - $150,675; Ms.
     Walker - $107,625.

(3) Represents the Company contribution to the executive's 401(k) plan and payment of group term life insurance premiums.

(4) Mr. Stolze became our Vice President and Chief Financial Officer effective May 27, 2004.

(5) Includes moving expenses of $17,169 and $923 in 2005 and 2003, respectively.

OPTION/SARS GRANTS IN LAST FISCAL YEAR

       The following table sets forth certain information with respect to SARs granted to each of our named executive officers during the fiscal year ended December 31, 2005.

                                                  PERCENTAGE OF                                  POTENTIAL REALIZABLE VALUE
                                   NUMBER OF          TOTAL                                            AT STOCK PRICE
                                   SECURITIES     OPTIONS/SARS                                        APPRECIATION FOR
                                   UNDERLYING      GRANTED TO                                            OPTION TERM
                                  OPTIONS/SARS    EMPLOYEES IN       EXERCISE      EXPIRATION    ---------------------------
NAME                                GRANTED        FISCAL 2005        PRICE           DATE           5%              10%
----                              ------------    -------------    ------------    ----------    ----------       ----------
Bevil J. Hogg                        92,500            14.2%          $7.80        6/15/2010      $199,337         $440,483
Michael P. Kaminski                  47,500             7.3%          $7.80        6/15/2010      $102,362         $226,194
James M. Stolze                      37,500             5.8%          $7.80        6/15/2010      $ 80,812         $178,574
Douglas M. Bruce                     22,500             3.5%          $7.80        6/15/2010      $ 48,487         $107,145
Melissa C. Walker                    17,500             2.7%          $7.80        6/15/2010      $ 37,712         $ 83,335

--------
(1) All SARs granted to these executive officers in 2005 were granted under the 2004 Stock Incentive Plan. The percent of total options/SARS is based on an aggregate of 649,550 options/SARS granted to employees during 2005. SARs vest at the rate of 25% after one year of service from the date of grant, and monthly thereafter, over 36 additional months. SARs have a term of five years but may terminate before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability. The exercise price on the date of grant was equal to 100% of the fair market value at the date of grant.

(2) As required by the rules of the SEC, potential values are stated based on the prescribed assumptions that common stock will appreciate in value from the date of grant to the end of the option term at the indicated rates (compounded annually) and therefore are not intended to forecast possible future appreciation, if any, in the price of common stock.

OPTION/SAR EXERCISES IN LAST FISCAL YEAR

       The table below sets forth, for the named executives, the number of shares for which stock options were exercised in fiscal 2005, the realized value or spread (the difference between the exercise price and market value on the date of exercise) and the number and unrealized spread of the unexercised options/SARs held by each at fiscal year end. The value of "in-the-money" stock options/SARs represents the positive spread between the exercise price of the common stock underlying the stock options/SARs and the fair market value of the common stock underlying the options/SARs at December 31, 2005.

                                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                               FISCAL YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                                SHARES                              OPTIONS/SARS AT               IN-THE-MONEY OPTIONS/SARS AT
                              ACQUIRED ON       VALUE             DECEMBER 31, 2005(1)                 DECEMBER 31, 2005
                               EXERCISE        REALIZED      ------------------------------      ------------------------------
NAME                              (#)            ($)         EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                          -----------      --------      -----------      -------------      -----------      -------------
Bevil J. Hogg                       --              --         316,403           178,873         $1,502,955         $222,586
Michael Kaminski                 4,063         $13,205         161,432           104,225         $  572,857         $208,539
James M. Stolze                     --              --          43,981           104,630         $   69,930         $137,112
Douglas M. Bruce                    --              --          59,532            39,355         $  203,092         $ 46,831
Melissa C. Walker                   --              --          68,862            29,653         $  379,533         $ 47,313

--------
(1) Certain shares acquired or to be acquired upon exercise are subject to a right of repurchase by us. Our right to repurchase lapses as to 25% of the shares covered by the respective options on the first anniversary of the vesting start date, and lapses ratably on a monthly basis thereafter, with the repurchase right terminating in full on the fourth anniversary of the vesting start date.

VII. PROPOSAL II: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

       Our audit committee, pursuant to its charter, has appointed Ernst & Young LLP as the Company's independent registered public accountants to examine the financial statements of the Company for our 2006 fiscal year.

       While the audit committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the audit committee and our board are requesting, as a matter of policy, that the stockholders ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for 2006. The audit committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the audit committee may investigate the reasons for stockholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another firm. Furthermore, even if the appointment is ratified, the audit committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

       A formal statement by representatives of Ernst & Young LLP is not planned for the annual meeting. However, Ernst & Young LLP representatives are expected to be present at the meeting and available to respond to appropriate questions.

                       ----------------------------

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT
          REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006.

               VIII. PRINCIPAL ACCOUNTING FEES AND SERVICES

       The following fees were paid to Ernst & Young LLP, our independent auditors, for services rendered in fiscal year 2004 and fiscal year 2005:

                                                                         AMOUNT BILLED FOR
                                                                            FISCAL YEAR
                                                                       ---------------------
DESCRIPTION OF PROFESSIONAL SERVICE                                    2004             2005
-----------------------------------                                    ----             ----

AUDIT FEES - professional services rendered for the audit of         $171,500         $467,583
our annual financial statements and review of financial
statements included in our Form 10-Q or services that are
normally provided by the accountant in connection with
statutory and regulatory filings or engagements for those
fiscal years.

AUDIT-RELATED FEES - assurance and related services by Ernst         $456,666         $ 26,800
& Young LLP that are reasonably related to the performance
of the audit or review of financial statements and are not
reported as "Audit Fees"

TAX FEES - professional services rendered by Ernst & Young                 --               --
LLP for tax compliance, tax advice and tax planning.

ALL OTHER                                                                  --               --

TOTAL ERNST & YOUNG LLP FEES                                         $628,166         $494,383

PRE-APPROVAL POLICY

       As described in the audit committee charter, which was amended and restated in March 2004, it is the audit committee's policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accountants.

                     IX. STOCK PRICE PERFORMANCE GRAPH

       The following graph shows the total shareholder return of an investment of $100 in cash since Stereotaxis' initial public offering of common stock on August 11, 2004 through December 31, 2005, the NASDAQ Composite (U.S.) Index and the NASDAQ Medical Device Index. All values assume reinvestment of the full amount of all dividends although dividends have never been declared on Stereotaxis' common stock.

                   COMPARISON OF CUMULATIVE TOTAL RETURN
             AMONG STEREOTAXIS, INC., THE NASDAQ STOCK MARKET,
            AND THE NASDAQ MEDICAL DEVICE MANUFACTURER'S INDEX

                                  [graph]

                                     --------------------------------------------------------------------------------------
                                     8/12/04      9/30/04      12/31/04     3/31/05      6/30/05      9/30/05      12/31/05
                                     --------------------------------------------------------------------------------------
Stereotaxis, Inc.                    $100.00       124.55       125.70        99.11       102.43        94.76       110.10
NASDAQ                               $100.00       107.96       123.83       113.75       117.60       123.22       126.45
NASDAQ Medical Device Index          $100.00       108.69       118.94       112.34       118.56       125.45       130.65

                       ----------------------------

       In accordance with the rules of the SEC, the information contained in the Report of the Compensation Committee on Executive Compensation, the Report of the Audit Committee and the Stock Price Performance Graph shall not be deemed to be "soliciting material," or to be "filed" with the SEC or subject to the SEC's Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

          X. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

       Since January 1, 2000, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock or any member of such persons' immediate families had or will have a direct or indirect material interest other than agreements which are described described below.

       Nasdaq Rules. The Nasdaq rules defining "independent" director status also govern conflict of interest situations. Each of our directors other than Mr. Hogg qualifies as "independent" in accordance with Nasdaq rules. The Nasdaq rules include a series of objective tests that would not allow a director to be considered independent if the director had certain employment, business or family relationships with the Company. The Nasdaq independence definition includes a requirement that the board also review the relations of each independent director to the Company on a subjective basis. In accordance with that review, the board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to the Company and the Company's management.

       SEC Rules. In addition to the Company and Nasdaq policies and rules described above, the SEC has specific disclosure requirements covering certain types of transactions involving the Company and a director, executive officer or other specified party. There were no such transactions in fiscal year 2005. Further, with regard to SEC rules, we have not engaged in any transaction, or series of similar transactions, since the beginning of fiscal year 2005, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our Common Stock, or members of their immediate family had, or will have, a direct or indirect material interest.

       In addition, except as noted in the following paragraph, none of the following persons has been indebted to the Company or its subsidiaries at any time since the beginning of fiscal year 2005: any of our directors or executive officers; any nominee for election as a director; any member of the immediate family of any of our directors, executive officers or nominees for director; any corporation or organization of which any of our directors, executive officers or nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (except trade debt entered into in the ordinary course of business); and any trust or other estate in which any of the directors, executive officers or nominees for director has a substantial beneficial interest or for which such person serves as a trustee or in a similar capacity.

       In November 2001 we loaned $134,700 to Doug Bruce in connection with the exercise of options to purchase 83,333 shares of common stock. The note is full recourse and bears interest at the rate of 7% per annum. As of March 31, 2006 the outstanding principal and interest on the note was $182,627. Principal and interest are due on November 20, 2006.

STOCK OPTION GRANTS

       In 2005 we have granted stock appreciation rights to purchase shares of our common stock and performance shares to our executive officers and stock options and other compensation to our directors. See "Compensation of Directors and Officers--Director Compensation" and "--Executive
Compensation" above.

NOTE AND WARRANT PURCHASE AGREEMENT

       In November 2005, we entered into a Note and Warrant Purchase Agreement with Sanderling Venture Partners VI Co-Investment Fund, L.P. and Alafi Capital Company LLC relating to (i) the commitment by these investors to lend to us up to an aggregate principal amount of $20 million (the "Committed Funds") to be evidenced by promissory notes (the "Notes"), and
(ii) the issuance of warrants to purchase shares of our common stock. The private placement was conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended. Net proceeds from the private placement, if drawn, would be used for working capital and other general corporate purposes.

       The Committed Funds will be available for us to draw until, and the Notes will become due and payable upon, the earlier of May 10, 2006 or the receipt by us of not less than $30 million in connection with a future equity or debt strategic financing with a medical device or technology company (the "Commitment Period"). We have the option to extend the Commitment Period and the term of the Notes through November 10, 2006. We may elect to draw on the Committed Funds in minimum amounts of $2 million at any time during the Commitment Period. The interest rate on the Notes will be the prime rate as of the date of the advance less 1%, but in no event less than 6% per annum. All interest and unpaid principal on drawn funds will be due upon the expiration of the term of the Notes. The Notes may be prepaid by us, in whole or in part, at any time without penalty.

       In addition, each of the investors received five-year warrants to purchase 153,209 shares of our common stock at an exercise price of $6.527 per share, which was equal to the average daily closing price of our common stock for 10 consecutive trading days commencing November 4, 2005 and ending on November 17, 2005. The number of shares of common stock issued was equal to the portion of such investor's Committed Funds multiplied by 10%, divided by the exercise price. If we draw down on the Committed Funds, we will issue additional warrants to each investor equal to such investor's pro rata portion of Committed Funds drawn multiplied by 10%, divided by the exercise price. If we elect to extend the Commitment Period or the term of the Notes to November 10, 2006, we will issue additional warrants to each investor equal to the portion of such investor's Committed Funds multiplied by 10%, divided by the exercise price. In connection with the private placement, we agreed to file a resale registration statement on Form S-3 covering the shares of common stock underlying the common stock warrants.

       Our chairman, Fred A. Middleton, is a managing director of an entity that is the general partner of Sanderling Venture Partners VI Co-Investment Fund, L.P. Christopher Alafi, one of our board members, is a manager of Alafi Capital Company.

        XI. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires all Company executive officers, directors, and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us and on written representations from reporting persons, we believe that all such persons timely filed such reports during the last fiscal year with the exception of Messrs. Acharya and Benfer, who each filed a late Form 3 and Form 4 in April 2005, reporting their initial ownership and subsequent option grants in connection with their appointment to the board of directors, and Mr. Sehra, who filed a late Form 3 in June 5, reporting his initial ownership of our common stock in connection with his promotion to Chief Medical Officer in April 2005.

                         XII. GENERAL INFORMATION

A. STOCKHOLDER PROPOSALS

       PROPOSALS INCLUDED IN PROXY STATEMENT

       Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2007 annual meeting and that stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than December 26, 2006, which is 120 calendar days prior to the anniversary of this year's mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

       PROPOSALS NOT INCLUDED IN THE PROXY STATEMENT

       Our restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our restated bylaws specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

       Any stockholder wishing to submit a candidate for election to our board of directors should follow the procedures outlined in "Director Nominations." For all other proposals, as to each matter of business proposed, the stockholder should send the following information to the Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

       * A brief description of the business desired to be brought before the meeting and the reasons for conducting such business;

       * The text of the business (including the text of any resolutions proposed and the language of any proposed amendment to our charter documents);

       * The name and address, as they appear in our stockholder records, of the stockholder(s) proposing such business;

       * The class and number of shares of the stock which are beneficially owned by the proposing stockholder(s);

       * Any material interest of the proposing stockholder(s) in such business; and

       * A statement as to whether either the proposing stockholder(s) intend(s) to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal.

       A more complete description of this process is set forth in our bylaws.

B. HOUSEHOLDING OF PROXIES

       The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process is commonly referred to as "householding." The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

       Once you have received notice from your broker or the Company that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

       You may request to receive at any time a separate copy of our annual report or proxy statement, or notify us that you do or do not wish to participate in householding by sending a written request to our Corporate Secretary at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, or by telephoning 314-678-6100.

C. OTHER INFORMATION

       The board of directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a stockholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the board of directors may recommend, unless, prior to the meeting, the board has eliminated that directorship by reducing the size of the board. The board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

       The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers or employees of the Company may solicit proxies on behalf of the Company. In addition, the Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company's stock and obtaining their proxies.

       You are urged to vote promptly by marking, signing, dating, and returning your proxy card. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person.

ANNUAL REPORT

       This proxy statement has been accompanied with or preceded by our Annual Report to Stockholders, which contains our Annual Report on Form 10-K, excluding exhibits, as filed with the SEC.

April 24, 2006

                                                YOUR VOTE IS IMPORTANT
STEREOTAXIS, INC.                            VOTE BY INTERNET / TELEPHONE
                                             24 HOURS A DAY, 7 DAYS A WEEK

             INTERNET                                       TELEPHONE                                        MAIL
-------------------------------------            -------------------------------            --------------------------------------
https://www.proxyvotenow.com/stxs                       1-866-353-7811

o Go to the website address listed               o Use any touch-tone telephone.            o Mark, sign and date your proxy card.
  above.                                  OR     o Have your proxy card ready.       OR     o Detach your proxy card.
o Have your proxy card ready.                    o Follow the simple recorded               o Return your proxy card in the
o Follow the simple instructions that              instructions.                              postage-paid envelope provided.
  appear on your computer screen.

















           1-866-353-7811
       CALL TOLL-FREE TO VOTE

[ ]                                                 | DETACH PROXY CARD HERE |
----------------------------------------------------------------------------------------------------------------------------------

            PLEASE SIGN, DATE AND RETURN
            THE PROXY CARD PROMPTLY                   [X]
            USING THE ENCLOSED ENVELOPE.    VOTES MUST BE INDICATED
                                            (x) IN BLACK OR BLUE INK.

                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
                                                                                                            FOR   AGAINST  ABSTAIN

1. To elect four Class II directors to serve                        2. To  ratify  the  appointment  of     [ ]     [ ]      [ ]
   until our 2009 annual meeting of stockholders;                      Ernst   &   Young   LLP  as  our
                                                                       independent   registered  public
   FOR         WITHHOLD                                                accounting  firm for fiscal year
   ALL   [ ]   FOR ALL    [ ]   EXCEPTIONS  [ ]                        2006; and

   Nominee Class II: 01 - Christoper Alafi, Ph.D.;                  3. In their  discretion,  the proxies are  authorized  to vote
                     02 - Ralph G. Dacey, Jr., M.D.;                   upon any other  business  as may  properly  come before the
                     03 - Abhijeet J. Lele;                            meeting.
                     04 - Robert J. Messey

(INSTRUCTIONS:   To  withhold   authority   to  vote  for  any               To change your address, please mark this box.   [ ]
individual nominee,  strike a line through that nominee's name
and check the "Exceptions" box above.)                                       To include any comments, please mark this box.  [ ]

                                                                       ---------------------------------------------------------

[                                                                          SCAN LINE

                                                                       ---------------------------------------------------------

                                                                       Please sign exactly as name(s) appear hereon.  Joint owners should  each sign  personally.  When  signing as  executor,
                                                                       administrator,   corporation  officer,   attorney,   agent,
                                                                       trustee,  guardian  or in  other  representative  capacity, please state your full title as such.

                                                             ]      _________________________________   __________________________
                                                                     Date    Share Owner sign here        Co-Owner sign here

--------------------------------------------------------------------------------

                                STEREOTAXIS, INC

      SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF
                STOCKHOLDERS OF STEREOTAXIS, INC. - MAY 25, 2006

        The undersigned hereby appoints Fred A. Middleton, Bevil J. Hogg and James M. Stolze or any of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting to be held at Company's principal offices at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108 on Thursday, May 25, 2006, commencing at 9:00 a.m. Central time.

        This proxy, when properly executed, will be voted as directed by the stockholder. If no direction is given, when the duly executed proxy is returned, the shares represented by this proxy will be voted FOR proposals 1 and 2 and, in the discretion of the proxies, on such other business as may properly come before the meeting. All in accordance with the Company's proxy statement, receipt of which is hereby acknowledged.

(Continued, and to be signed and dated, on the reverse side.)

                            STEREOTAXIS, INC.
                            P.O. BOX 11200
                            NEW YORK, N.Y. 10203-0200

                                   APPENDIX


     Page 21 of the proxy statement contains a Stock Price Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.